McCurdy                                                    27955 Clemens Road
& Associates                                               Westlake, Ohio 44145
CPA's, Inc.                                                Phone: (216) 836-8500
                                                           Fax: (216) 835-1093

CERTIFIED PUBLIC ACCOUNTANTS
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use in this Pre-effective Amendment No. 1 to the Registration Statement for Delta Mutual Funds of all references to our firm included in or made a part of this Amendment.


/s/ McCurdy & Associates CPA's, Inc.
McCurdy & Associates CPA's, Inc.
May 22, 1997